AMENDED AND RESTATED
BYLAWS
OF
PLANTRONICS, INC.
a Delaware corporation

(Effective April 9, 2020)

ARTICLE 1

OFFICES

1.      Registered Office
       The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.
2.      Other Offices
        The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
1.      Place and Time of Meetings
       The annual meeting of stockholders shall be held each year. The board of directors shall designate the date and time of the annual meeting.  At the annual meeting, directors shall be elected and any other proper business may be transacted.  Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware.
2.      Special Meetings
       Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware.  Such meetings may be called at any time only by the board of directors, the chairman of the board of directors, the president, or the holders of twenty percent (20%) or more of the outstanding Common Stock of the corporation. No business may be conducted at a special meeting other than the business brought before the meeting by the board of directors, the chairman of the board of directors, or the president, as the case may be.  The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.  The notice of a special meeting shall include the purpose for which the meeting is called.

3.      Place of Meetings
       The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.
4.      Notice
       Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.
5.      Stockholders List
       The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

6.      Quorum
       The holders of the outstanding shares of capital stock representing a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the certificate of incorporation. If a quorum is not present, either the chairman of the meeting or the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder or their proxies.
7.      Adjourned Meetings
       When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record day is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
8.      Vote Required
       When a quorum is present, the affirmative vote of the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class may be required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
Notwithstanding anything to the contrary contained in these bylaws, effective as of the first meeting of stockholders at which the directors will be elected following the 2011 annual meeting of stockholders, each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided that, the directors shall be elected by the vote of a plurality of the votes cast on the election of directors at the 2011 annual meeting of stockholders and at any meeting for which (i) the Secretary receives a notice of a stockholder’s intention to nominate a person or persons for election to the board of directors in compliance with the advance notice provisions of Article 2, Section 13 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day preceding the date the corporation first mails its notice of meeting for such meeting of stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

9.      Voting Rights
       Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by such stockholder.
10.      Proxies
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A written proxy may be in the form of means of transmission permitted by law which sets forth or is submitted with information from which it can be determined that such means of transmission was authorized by the person.
11.      Prohibitions on Action by Written Consent
       Unless otherwise provided in the certificate of incorporation, no action may be taken by the stockholders of the corporation pursuant to a written consent in lieu of an annual or special meeting of the stockholders of the corporation.
12.      Advance Notice of Stockholder Business
       At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this section and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this section, and (3) the stockholder or a duly authorized representative of such stockholder must be present in person to present such business. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.
       To comply with clause (C) of the immediately preceding paragraph, a stockholder’s notice must set forth all information required under this section and must be timely received by the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not later than the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this section. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).
       To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this section, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
      Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this section and, if applicable, the next section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this section, and, if the chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.
       This Section 12 is expressly intended to be applicable to stockholder proposals that are not made pursuant to Rule 14a-8 and are not intended to be included in the corporation’s proxy statement.  In addition to the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect adversely any right of a stockholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
13.      Advance Notice of Stockholder Nominations
       Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this section or in Article 2, Section 16 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders or at a special meeting of stockholders in which directors are to be elected only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this section and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this section.
     To comply with clause (B) of the immediately preceding paragraph, a nomination to be made by a stockholder must set forth all information required under this section and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and manner set forth in Article 2, Section 12 for the timely proposal of business other than the nomination of persons for election as directors.
      To be in proper written form, such stockholder’s notice to the secretary must set forth: as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of the third paragraph of Article 2, Section 12, and the supplement referenced in the second sentence of the third paragraph of such Section (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
      At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this section.
       Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this section or in Article 2, Section 16. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairman should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.
14.    Inspectors of Elections
     Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.
 Such inspectors shall: (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes and ballots; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; and (iv) count and tabulate all votes and ballots.
 The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
15.    Conduct of Meeting
     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business as the Chairman deems appropriate.

16.    Proxy Access for Director Nominations
(a)Subject to the terms of this Section 16, the corporation shall include in its proxy statement and form of proxy card (together, the “Proxy Materials”) for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 16 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 16 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 16. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate.
(b)To validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three (3) years that number of shares of common stock of the corporation as of most recent date for which the number of outstanding shares of common stock of the corporation is disclosed in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice as shall constitute three percent (3%) or more of the outstanding common stock of the corporation (the “Required Shares”). In addition, such Eligible Stockholder must continue to hold the Required Shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof.
(i)For purposes of satisfying the foregoing ownership requirement under this Section 16:
A.the shares of common stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the common stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, but the number of stockholders and other persons whose ownership of shares of common stock of the corporation is aggregated for such purpose shall not exceed twenty (20);
B.two (2) or more funds that are (I) under common management and investment control, (II) under common management and funded primarily by the same employer or (III) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, provided that such funds otherwise meet the requirements under this Section 16 and, provided, further, that such funds provide to the secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy this Section 16(b)(i)(B); and
C.no stockholder or person may be a member of more than one (1) group of persons constituting an Eligible Stockholder under this Section 16.
For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.
(ii)For purposes of this Section 16:
A.an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (I) the full voting and investment rights pertaining to the shares and (II) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with the foregoing clauses (I) and (II) shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (b) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (ii) hedging, offsetting or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such stockholder or affiliate;
B.a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares; and
C.a person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has loaned such shares so long as the person has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant annual meeting and the person holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof; and

The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “owned” for these purposes shall be determined by the board of directors (or a duly authorized committee thereof) in good faith, and such determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 16, the term “affiliate” shall have the meaning ascribed to it under the General Rules and Regulations under the 1934 Act.
(c)For purposes of this Section 16, the “Required Information” that the corporation will include in its proxy statement is:
(i)the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and
(ii)if the Eligible Stockholder so elects, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Stockholder Nominee Statement”).
Notwithstanding anything to the contrary contained in this Section 16, the corporation may omit from the Proxy Materials any information or Stockholder Nominee Statement (or portion thereof) that it, in good faith, (A) believes would violate any applicable law or regulation, (B) determines would directly or indirectly impugn the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) determines that such information is not true in all material respects or omits a material statement necessary to make the statements not misleading. Nothing in this Section 16 shall limit the corporation’s ability to solicit or recommend against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(d)To be timely, a Nomination Notice and the Required Information must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 120th day (the “Final Nomination Date”) and not earlier than the close of business on the 150th day prior to the anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement with respect to the preceding year’s annual meeting was first sent to stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the delivery or receipt of a Nomination Notice and Required Information as described above.
(e) The Nomination Notice shall set forth the following information:
(i)one or more written statements from the record holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three (3) years, the Required Shares;
(ii)the Eligible Stockholder’s agreement to provide, within five (5) business days after (A) the record date for determining stockholders entitled to vote at the annual meeting of stockholders (if, prior to the record date, the corporation (1) has made a public announcement of such record date or (2) sent a written notice of the record date (including by electronic mail) to the Eligible Stockholder) or (B) the date on which the corporation sent to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through such record date;

(iii) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination for the election of directors pursuant to Article 2, Section 13 of these bylaws;
(iv) the written consent of each Stockholder Nominee to being named in the corporation’s Proxy Materials as a nominee and to serving as a director if elected;
(v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
(vi) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(vii) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 16; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the first anniversary of the date of the annual meeting of stockholders and
(viii)an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any actual or alleged legal or regulatory violation arising out of the communications by the Eligible Stockholder, as well as its affiliates, associates and their respective agents and representatives, with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation and indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually for any liability, loss, damages, expenses or other costs (including attorneys’ fees) arising therefrom; (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) provide to the corporation prior to the annual meeting of stockholders such additional information as reasonably requested by the corporation with respect thereto.
(f)Within the time period specified in this Section 16 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the secretary of the corporation a written representation, in a form deemed satisfactory by the board of directors (or a duly authorized committee thereof), that the Stockholder Nominee:
(i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question;
(ii) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director; and
(iii) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.
At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit to the secretary of the corporation all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).
(g)If any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from the Proxy Materials as provided in this Section 16.
(h)The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 16) shall file with the SEC any solicitation with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.
(i)The corporation shall not be required to include, pursuant to this Section 16, any Stockholder Nominees in its Proxy Materials for any annual meeting of stockholders:
(i) for which the secretary of the corporation receives a notice that any stockholder has nominated a person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Article 2, Section 13 of these bylaws and for which the corporation’s board of directors has not elected to have such nominee included in the corporation’s Proxy Materials pursuant to this Section 16;
(ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors;
(iii) who is not independent under the Applicable Independence Standards, as determined by the board of directors;
(iv) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation;
(v) who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as determined by the corporation’s board of directors;

(vi) who is or has been, within the past ten (10) years, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or convicted in such a criminal proceeding;
(vii) who is or has been, within the past ten (10) years, the subject of or a director, officer, or other principal of any entity that was the subject of a bankruptcy or insolvency proceeding;
(viii)who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors;
(x) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 16; or
(xi) if such Stockholder Nominee was nominated for election to the board of directors pursuant to this Section 16 at one of the corporation’s three preceding annual meetings of stockholders and failed at any such annual meeting to receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election.
Notwithstanding anything to the contrary set forth herein, the board of directors or the chairman of the meeting presiding at the applicable annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (x) the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 16, as determined in good faith by the board of directors or the chairman of the meeting presiding at the annual meeting of stockholders; or (xi) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 16.
(j)The maximum number of Stockholder Nominees included in the Proxy Materials with respect to an annual meeting of stockholders (the “Permitted Number”) shall be the greater of (i) two (2) persons and (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 16 or, if such amount is not a whole number, the closest whole number (rounded down) below twenty percent (20%). In the event that (A) one or more vacancies for any reason occurs on the board of directors after the Final Nomination Date but before the date of the annual meeting of stockholders and (B) the board of directors resolves to reduce the size of the board of directors in connection therewith, then the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by: (1) Stockholder Nominees who the board of directors itself decides to nominate as a nominee at such annual meeting; (2) Stockholder Nominees whose nomination is withdrawn after the corporation has received a Nomination Notice with respect to such Stockholder Nominee; and (3) the number of directors in office as of the Final Nomination Date who had been nominees nominated by a Eligible Stockholder pursuant to this Section 16, or pursuant to Article 2, Section 13 of these bylaws with respect to any of the preceding three (3)annual meetings (including any nominee who had been counted at any such annual meeting pursuant to the immediately preceding clause (2)) and whose reelection at the upcoming annual meeting is being recommended by the board of directors.
In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the Permitted Number, then each Eligible Stockholder will select one (1) Stockholder Nominee for inclusion in the corporation’s Proxy Materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee, who satisfies the eligibility requirements in this Section 16, (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 16), no other nominee or nominees shall be included in the corporation’s Proxy Materials or otherwise submitted for director election pursuant to this Section 16.
(k)The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 16 and make all determinations deemed necessary or advisable in connection with this Section 16. All such actions, interpretations and determinations that are done or made by the board of directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties.
For the avoidance of doubt, this Section 16 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Article 2, Section 13 of these bylaws. However, this Section 16 is the exclusive method for stockholders to include nominees for director in the corporation’s Proxy Materials.
ARTICLE 3
DIRECTORS

1.	General Powers
       The business and affairs of the corporation shall be managed by or under the direction of the board of directors.
2.      Number, Election and Term of Office
       The authorized number of directors constituting the board of directors shall be from six (6) to eleven (11). The exact number of directors within the foregoing range shall be determined from time to time exclusively by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires. Directors shall only be elected by stockholders at the annual meeting of the stockholders   Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
3.      Removal and Resignation
       Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as whole. Any director may resign at any time upon written notice, including by electronic transmission, to the corporation.
4.      Vacancies

a.
If a vacancy on the board of directors has resulted from the death, resignation or removal of a director, such vacancy shall be filled only by a majority of those remaining directors then in office, though such directors may constitute less than a quorum.

b.	Newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office.

c.	Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
5.      Regular Meetings
         Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
6.     Special Meetings and Notice
       Special meetings of the board of directors for any purpose or purposes may be called at any time by the president or any two (2) directors. Notice of the date, time and place of special meetings shall be delivered personally, by telephone, facsimile, electronic mail or other comparable communication equipment to each director or sent by first-class mail, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. Any notice given personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

7.      Quorum, Required Vote and Adjournment
 A majority of the total number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required in the certificate of incorporation or these bylaws, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
8. Committees
     Subject to the voting requirements set forth in Article 3, the board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
9.    Communications Equipment
       Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
10.    Waiver of Notice and Presumption of Assent
       Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
11.      Action by Written Consent
       Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be consent thereto in writing, including by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE 4
OFFICERS
1.      Number
      The officers of the corporation shall be appointed by the board of directors and shall consist of a president and a secretary.  The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
2.      Appointment of officers
The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Article 4, Section 3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
3. Other Officers, Assistant Officers and Agents
      The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.
4.        Removal and Resignation
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.       Vacancies
      Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise,

may be filled by the board of directors or in accordance with Article 4, Section 3 of these bylaws.

6.         Authority and Duties of Officers
     All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.
ARTICLE 5
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
1.      Nature of Indemnity
      Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise at any time during which this bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Article 5, Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article 5 shall be a contract right, shall vest at the time of such person’s service to or at the request of the corporation and, subject to Article 5, Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
2.      Procedure for Indemnification of Directors and Officers
      Any indemnification of a director or officer of the corporation under Section 1 of this Article 5 or advance of expenses under Section 5 of this Article 5 shall be made promptly, and in any event within (x) thirty (30) days, in the case of a request for advancement, and sixty (60) days, in the case of a request for indemnification, following the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification or advancement is not made within the times periods described above, or if the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, the right to indemnification or advances as granted by this Article 5 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
3.      Article Not Exclusive
      The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
4.      Insurance
       The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article 5.
5.      Expenses
       Expenses incurred by any person described in Section 1 of this Article 5 in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
6.      Employees and Agents
       Persons who are not covered by the foregoing provisions of this Article 5 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.
7.      Contract Rights
       The provisions of this Article 5 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article 5 and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect.  Any amendment, modification, alteration or repeal of this Article 5 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
 8.      Merger or Consolidation
       For purposes of this Article 5, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 5 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE 6
CERTIFICATES OF STOCK
1.      Form
       The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
      The name of the person to whom shares of the corporation are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, and if such stock is certificated, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.
2.      Lost Certificate
 Except as provided in this Article 6, Section 2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
3.      Fixing a Record Date for Stockholder Meetings
       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjournment meeting.
4.      Fixing a Record Date for Other Purposes
       In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
5.      Registered Stockholders
       Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.
ARTICLE 7
GENERAL PROVISIONS
1.      Dividends
       Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
2.      Checks, Drafts or Orders
       All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
3.      Contracts
       The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
4.      Loans
       The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation, except to the extent prohibited by applicable law. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.
5.      Fiscal Year
       The fiscal year of the corporation shall be fixed by resolution of the board of directors.
6.      Voting Securities Owned By Corporation
       Voting securities in any other corporation held by the corporation shall be voted by the president or the secretary, unless the board of directors specifically confers authority to vote with respect there to, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
7.      Inspection of Books and Records
       Any stockholder (as defined in Section 220 of the General Corporation Law of the State of Delaware), in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.
8.      Section Headings
       Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
9.      Inconsistent Provisions
       In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE 8
AMENDMENTS
Except as set forth in the next sentence, these bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors or by the stockholders at a meeting at which such matter is properly brought before them for a vote by the vote of a majority of the voting power of all shares entitled to vote thereon. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

ARTICLE 9

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws or (d) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, then such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Additionally, unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a claim or cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to this bylaw.